Exhibit 99.1

1st Mariner Reports 3rd Quarter 2010 Results,
Deposits and Mortgage Banking Revenue Rise as Delinquencies Fall

Baltimore, MD (October 28, 2010) – 1st Mariner Bancorp (NASDAQ: FMAR), parent company of 1st Mariner Bank, reported a net loss of $4.6 million, or $(0.26) per basic and diluted share for the third quarter of 2010, an $8.3 million improvement over the net loss of $12.9 million, or $(2.01) per basic and diluted share, for the third quarter of 2009.

 Edwin F. Hale, Sr., 1st Mariner’s Chairman and Chief Executive Officer, said, “With the historically low interest rate environment, our mortgage division was able produce significant volume which added to our non-interest income. Our net interest margin also continued to expand.  In addition, we are seeing significant improvement in our delinquencies which are at the lowest level in four years. Our 30-89 day delinquencies have decreased 43% compared to the same quarter last year. Additionally, our 90 day and over delinquencies decreased 75% during the same period.”

“Despite these positive signs, we continue to operate in a challenging economic environment and we must continue to be proactive in dealing with our problem loans. We have written-down certain assets and recorded additional provisions to our allowance for loan losses, both of which contributed significantly to our loss for the quarter,” Mr. Hale continued.

Regarding the Company’s capital levels, Mr. Hale said, “Our capital ratios at the end of the third quarter are higher than they were a year ago and continue to exceed levels to be adequately capitalized by the regulatory standards.  We are focused on improving the Company’s capital situation and are evaluating all options available to the Company and the Bank to increase our capital ratios so that they meet or exceed the higher regulatory requirements.”

Operating Summary

Low interest rates continued to fuel strong refinancing volume during the quarter, helping the Company generate $8.8 million in mortgage revenue, which is included in non-interest income. On a year to date basis, gross mortgage fees totaled $13.5 million. The third quarter included provisions for loan losses of $9.8 million and charges related to foreclosed properties of $1.8 million. Although credit costs have increased due to lower real estate values, the Bank continues to see an improvement in its total delinquency rates. Total 30-89 day delinquencies were $21.4 million as of September 30, 2010, which is a decrease of $16.0 million, or 43%, since September 30, 2009 and is at the lowest level in the past four years.

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Total revenue for the three months ended September 30, 2010 was $19.3 million, which represents a 37% increase over 2009’s figure of $14.1 million. On a year to date basis, total revenue was $45.5 million for 2010 which was a 4% increase over the 2009 period’s figure of $43.8 million. Non-interest income was $11.4 million for the quarter, an increase of 56% over the $7.3 million for the quarter ended September 30, 2009. This increase was primarily the result of strong mortgage banking revenue. For the nine months ended September 30, 2010, non interest income was $23.8 million, 2% lower than the $24.4 million recorded during the nine months ended September 30, 2009. During the first half of 2009, the Company had record mortgage volume and related fee income, but mortgage volume significantly decreased nationwide late in 2009 and early in 2010. This was primarily due to a slowing real estate market and the expiration of the U.S. Government’s homebuyer tax credits. More recently, historically low interest rates have fueled increased refinancing demand in the second and third quarters of 2010.

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 Net interest income rose 18% with $7.9 million earned in the third quarter of 2010 compared to $6.7 million in the third quarter of 2009. For the nine months ended September 30, 2010, net interest income was $21.7 million, an increase of 12% over 2009. The increase is primarily due to the reduction of debt and related interest expense attributable to the Company’s exchange for and elimination of $21 million in trust preferred debt securities in the first and second quarters, as well as lower costs of deposits and borrowed funds.  The net interest margin for the third quarter of 2010 was 2.99%, an increase of 69 basis points from 2.30% in the third quarter of 2009. For the nine months ended September 30, the net interest margins were 2.82% and 2.24% for 2010 and 2009, respectively.

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Average earning assets were $1.03 billion for the third quarter of 2010, which was a 10% decrease over the third quarter 2009 balance of $1.15 billion. The decrease was due to a reduction in loans, investments, and interest bearing deposits. This was the result of lower new commercial loan demand and the sale of commercial loans. Additionally, the proceeds from the sale or maturity of certain investment securities were retained to increase liquidity to meet high mortgage volume demand.

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The provision for loan losses totaled $9.8 million for the third quarter of 2010, an increase of 364% over the provision of $2.1 million in the corresponding quarter last year.  Net charge-offs increased $4.0 million, or 156%, to $6.6 million for the third quarter of 2010 from $2.6 million in the third quarter of 2009. For the nine months ended September 30, the provision for loan losses was $16.3 million and $8.4 million in 2010 and 2009, respectively. The allowance for loans losses at the end of the third quarter of 2010 was $15.2 million, an increase of 37% over the prior year’s figure of $11.1 million. The allowance for loan losses as a percentage of total loans was 1.82% as of September 30, 2010, compared to 1.23% as of September 30, 2009.

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Non- interest expenses were $18.6 million in the third quarter of 2010, a 1% increase over the $18.4 million in the third quarter of 2009. Included in the non-interest expenses were other-than-temporary write down of investment securities of $0.8 million, a loss on the sale of loans of $0.4 million, and costs of foreclosed properties of $1.8 million. Other than increases in these costs, the remaining operating expenses were down 5% for the quarter, reflecting lower salary and benefits expenses as the Company has reduced staff and eliminated a number of paid holidays.

Comparing balance sheet data as of September 30, 2010 and 2009, total assets decreased to $1.33 billion, 5% lower than the prior year’s $1.41 billion. The decrease is primarily due to the sale of Mariner Finance which took place in the fourth quarter of 2009.

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Total loans outstanding decreased $66.7 million, or 7%, to $832.9 million as of September 30, 2010. This was due to slowing commercial loan production coupled with commercial loan maturities and resolution of problem assets.

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Total deposits increased $27.1 million, or 3%, from $1.08 billion in 2009 to $1.11 billion as of September 30, 2010. Increases in Certificates of Deposit were the primary reason for the overall increase in deposits. Total Certificates of Deposit were $808.6 million as of September 30, 2010, an increase of $75.4 million, or 10%, over September 30, 2009’s balance of $733.2 million. This increase was partially offset by decreases in non-interest bearing checking accounts of $13.9 million and money market accounts of $36.3 million.

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Stockholders’ Equity was $38.8 million as of September 30, 2010, resulting in a basic book value per share of $2.16. Capital Ratios in the third quarter of 2010 for First Mariner Bank were as follows: Leverage Ratio = 5.7%; Tier 1 risk-based ratio = 7.6% Total Capital Ratio = 8.9%.

1st Mariner Bancorp is a bank holding company with total assets of $1.33 billion.  Its wholly owned banking subsidiary, 1st Mariner Bank, with total assets of $1.34 billion, operates 22 full service bank branches in Baltimore, Anne Arundel, Harford, Howard, Talbot, and Carroll counties in Maryland, and the City of Baltimore. 1st Mariner Mortgage, a division of 1st Mariner Bank, operates retail offices in Central Maryland and the Eastern Shore of Maryland.  1st Mariner Mortgage also operates direct marketing mortgage operations in Baltimore County.  1st Mariner Bancorp’s common stock is traded on the NASDAQ Global Market under the symbol “FMAR”.  1st Mariner’s Website address is www.1stMarinerBancorp.com, which includes comprehensive level investor information.

In addition to historical information, this press release contains forward-looking statements that involve risks and uncertainties, such as statements of the Company’s plans and expectations regarding the Company’s efforts to meet regulatory capital requirements established by the Federal Reserve and the FDIC, revenue growth, anticipated expenses, profitability of mortgage banking operations, and other unknown outcomes.  The Company’s actual results could differ materially from management’s expectations.  Factors that could contribute to those differences include, but are not limited to, the Company’s ability to increase its capital levels and those of 1st Mariner Bank, volatility in the financial markets, changes in regulations applicable to the Company’s business,  its concentration in real estate lending, increased competition, changes in technology, particularly Internet banking, impact of interest rates, possibility of economic recession or slowdown (which could impact credit quality, adequacy of loan loss reserve and loan growth), dependency on key personnel, particularly Edwin F. Hale, Sr., Chairman of the Board of Directors and CEO of the Company, and the Risk Factors set forth in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the three months ended September 30,
	2010	2009	$ Change	% Change
Summary of Earnings:
Net interest income	$7,854	$6,737	$1,117	17%
Provision for loan losses	9,750	2,100	7,650	364%
Noninterest income	11,432	7,340	4,092	56%
Noninterest expense	18,595	18,416	179	1%
Net loss before income taxes	(9,059)	(6,439)	(2,620)	41%
Income tax benefit	(4,452)	(3,292)	(1,160)	35%
Net loss from continuing operations	(4,607)	(3,147)	(1,460)	46%
Net (loss)/income from discontinued operations	-	(9,809)	(9,809)	100%
Net loss	(4,607)	(12,956)	8,349	64%

Profitability and Productivity:
Return on average assets	-1.38%	-3.56%	-	61%
Return on average equity	-42.24%	-121.29%	-	65%
Net interest margin	2.99%	2.30%	-	30%
Net overhead ratio	2.15%	3.14%	-	-32%
Efficiency ratio	96.42%	133.96%	-	-28%
Mortgage loan production	437,043	271,199	165,844	61%
Average deposits per branch	48,109	44,974	3,135	7%

Per Share Data:
Basic earnings per share - continuing operations	$(0.26)	$(0.49)	0.23	47%
Diluted earnings per share - continuing operations	$(0.26)	$(0.49)	0.23	47%
Basic earnings per share - discontinued operations	$-	$(1.52)	1.52	100%
Diluted earnings per share - discontinued operations	$-	$(1.52)	1.52	100%
Basic earnings per share	$(0.26)	$(2.01)	1.75	87%
Diluted earnings per share	$(0.26)	$(2.01)	1.75	87%
Book value per share	$2.16	$4.56	(2.40)	-53%
Number of shares outstanding	17,962,449	6,452,631	11,509,818	178%
Average basic number of shares	17,897,094	6,452,631	11,444,463	177%
Average diluted number of shares	17,897,094	6,452,631	11,444,463	177%

Summary of Financial Condition:
At Period End:
Assets	$1,333,339	$1,410,427	(77,088)	-5%
Investment Securities	24,903	41,805	(16,902)	-40%
Loans	832,902	899,627	(66,725)	-7%
Deposits	1,106,504	1,079,379	27,125	3%
Borrowings	172,283	197,519	(25,236)	-13%
Stockholders' equity	38,771	29,435	9,336	32%

Average for the period:
Assets	$1,323,346	$1,442,088	(118,742)	-8%
Investment Securities	21,071	50,975	(29,904)	-59%
Loans	845,485	888,657	(43,172)	-5%
Deposits	1,099,916	1,098,334	1,582	0%
Borrowings	170,949	208,944	(37,995)	-18%
Stockholders' equity	43,275	42,378	897	2%

Capital Ratios: First Mariner Bank
Leverage	5.7%	5.4%	-	6%
Tier 1 Capital to risk weighted assets	7.6%	6.7%	-	13%
Total Capital to risk weighted assets	8.9%	8.4%	-	6%

Asset Quality Statistics and Ratios:
Net Chargeoffs	6,592	2,576	4,016	156%
Non-performing assets	70,241	54,357	15,884	29%
90 Days or more delinquent loans	5,129	20,159	(15,030)	-75%
Annualized net chargeoffs to average loans	3.09%	1.15%	-	169%
Non-performing assets to total assets	5.27%	3.85%	-	37%
90 Days or more delinquent loans to total loans	0.62%	2.24%	-	-73%
Allowance for loan losses to total loans	1.82%	1.23%	-	48%

FINANCIAL HIGHLIGHTS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands, except per share data)
	For the nine months ended September 30,
	2010	2009	$ Change	% Change
Summary of Earnings:
Net interest income	$21,705	$19,438	$2,267	12%
Provision for loan losses	16,290	8,360	7,930	95%
Noninterest income	23,788	24,395	(607)	-2%
Noninterest expense	52,455	53,082	(627)	-1%
Net loss before income taxes	(23,252)	(17,609)	(5,643)	32%
Income tax benefit	(10,748)	(8,108)	(2,640)	33%
Net loss from continuing operations	(12,504)	(9,501)	(3,003)	32%
Net (loss)/income from discontinued operations	(200)	(8,965)	8,765	-98%
Net loss	(12,704)	(18,466)	5,762	-31%

Profitability and Productivity:
Return on average assets	-1.25%	-1.78%	-	-30%
Return on average equity	-43.95%	-54.93%	-	-20%
Net interest margin	2.82%	2.24%	-	26%
Net overhead ratio	2.82%	2.79%	-	1%
Efficiency ratio	115.44%	122.02%	-	-5%
Mortgage loan production	892,624	1,343,982	(451,358)	-34%
Average deposits per branch	48,109	44,974	3,135	7%

Per Share Data:
Basic earnings per share - continuing operations	$(0.91)	$(1.47)	0.56	-38%
Diluted earnings per share - continuing operations	$(0.91)	$(1.47)	0.56	-38%
Basic earnings per share - discontinued operations	$(0.01)	$(1.39)	1.37	-99%
Diluted earnings per share - discontinued operations	$(0.01)	$(1.39)	1.37	-99%
Basic earnings per share	$(0.93)	$(2.86)	1.93	-68%
Diluted earnings per share	$(0.93)	$(2.86)	1.93	-68%
Book value per share	$2.16	$4.56	(2.40)	-53%
Number of shares outstanding	17,962,449	6,452,631	11,509,818	178%
Average basic number of shares	13,682,758	6,452,631	7,230,127	112%
Average diluted number of shares	13,682,758	6,452,631	7,230,127	112%

Summary of Financial Condition:
At Period End:
Assets	$1,333,339	$1,410,427	(77,088)	-5%
Investment Securities	24,903	41,805	(16,902)	-40%
Loans	832,902	899,627	(66,725)	-7%
Deposits	1,106,504	1,079,379	27,125	3%
Borrowings	172,283	197,519	(25,236)	-13%
Stockholders' equity	38,771	29,435	9,336	32%

Average for the period:
Assets	$1,363,436	$1,388,825	(25,389)	-2%
Investment Securities	28,753	50,998	(22,245)	-44%
Loans	863,619	884,771	(21,152)	-2%
Deposits	1,135,399	1,038,648	96,751	9%
Borrowings	178,891	214,600	(35,709)	-17%
Stockholders' equity	38,651	44,944	(6,293)	-14%

Capital Ratios: First Mariner Bank
Leverage	5.7%	5.4%	-	6%
Tier 1 Capital to risk weighted assets	7.6%	6.7%	-	13%
Total Capital to risk weighted assets	8.9%	8.4%	-	6%

Asset Quality Statistics and Ratios:
Net Chargeoffs	12,753	9,451	3,302	35%
Non-performing assets	70,241	54,357	15,884	29%
90 Days or more delinquent loans	5,129	20,159	(15,030)	-75%
Annualized net chargeoffs to average loans	1.97%	1.43%	-	38%
Non-performing assets to total assets	5.27%	3.85%	-	37%
90 Days or more delinquent loans to total loans	0.62%	2.24%	-	-73%
Allowance for loan losses to total loans	1.82%	1.23%	-	48%

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	As of September 30,
	2010	2009	$ Change	% Change
Assets:
Cash and due from banks	$138,220	$45,079	93,141	207%
Interest-bearing deposits	39,024	55,087	(16,063)	-29%
Available-for-sale investment securities, at fair value	24,903	30,526	(5,623)	-18%
Trading Securities	-	11,279	(11,279)	-100%
Loans held for sale	151,623	102,569	49,054	48%
Loans receivable	832,902	899,627	(66,725)	-7%
Allowance for loan losses	(15,176)	(11,054)	(4,122)	37%
Loans, net	817,726	888,573	(70,847)	-8%
Real estate acquired through foreclosure	21,639	24,703	(3,064)	-12%
Restricted stock investments, at cost	7,370	7,934	(564)	-7%
Premises and equipment, net	42,044	45,419	(3,375)	-7%
Accrued interest receivable	4,245	5,188	(943)	-18%
Income taxes recoverable	1,256	2,394	(1,138)	-48%
Deferred income taxes	30,684	28,493	2,191	8%
Bank owned life insurance	35,839	34,402	1,437	4%
Assets held for sale - Mariner Finance (at fair value)	-	101,048	(101,048)	-100%
Prepaid expenses and other assets	18,766	27,733	(8,967)	-32%
Total Assets	$1,333,339	$1,410,427	(77,088)	-5%

Liabilities and Stockholders' Equity:
Liabilities:
Deposits	$1,106,504	$1,079,379	27,125	3%
Borrowings	120,215	123,795	(3,580)	-3%
Junior subordinated deferrable interest debentures	52,068	73,724	(21,656)	-29%
Liabilities of assets held for sale - Mariner Finance (at fair value)	-	90,076	(90,076)	-100%
Accrued expenses and other liabilities	15,781	14,018	1,763	13%
Total Liabilities	1,294,568	1,380,992	(86,424)	-6%

Stockholders' Equity
Common Stock	893	323	570	176%
Additional paid-in-capital	79,727	56,770	22,957	40%
Retained earnings	(39,557)	(22,803)	(16,754)	73%
Accumulated other comprehensive loss	(2,292)	(4,855)	2,563	-53%
Total Stockholders Equity	38,771	29,435	9,336	32%
Total Liabilities and Stockholders' Equity	$1,333,339	$1,410,427	(77,088)	-5%

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)	For the three months		For the nine months
	ended September 30,		ended September 30,
	2010	2009	2010	2009
Interest Income:
Loans	$13,270	$14,229	$39,531	$42,381
Investments and interest-bearing deposits	509	776	1,945	2,356
Total Interest Income	13,779	15,005	41,476	44,737

Interest Expense:
Deposits	4,894	6,289	15,956	18,977
Borrowings	1,031	1,979	3,815	6,322
Total Interest Expense	5,925	8,268	19,771	25,299

Net Interest Income Before Provision for Loan Losses	7,854	6,737	21,705	19,438

Provision for Loan Losses	9,750	2,100	16,290	8,360

Net Interest Income After Provision for Loan Losses	(1,896)	4,637	5,415	11,078

Noninterest Income:
Service fees on deposits	933	1,353	3,109	3,992
ATM Fees	745	788	2,279	2,300
Mortgage banking income	8,804	3,443	13,499	12,756
(Loss)/gain on sales of investment securities, net	-	330	54	330
Commissions on sales of nondeposit investment products	110	156	381	423
Income from bank owned life insurance	353	333	1,066	1,005
Income (loss) on trading assets and liabilities	331	801	1,661	2,239
Other	156	136	1,739	1,350
Total Noninterest Income	11,432	7,340	23,788	24,395

Noninterest Expense:
Salaries and employee benefits	6,501	7,543	19,409	19,681
Occupancy	2,297	2,219	6,863	6,809
Furniture, fixtures and equipment	585	685	1,800	2,296
Advertising	154	141	421	731
Data Processing	460	449	1,343	1,422
Professional services	838	962	2,149	2,419
Costs of other real estate owned	1,849	1,674	6,393	5,670
Valuation and secondary marketing reserves	-	-	-	-
FDIC Insurance	1,029	903	2,927	2,411
Other than temporary impairment charges on AFS securities	816	401	1,249	2,206
Other	4,066	3,439	9,901	9,437
Total Noninterest Expense	18,595	18,416	52,455	53,082

Net loss before discontinued operations and income taxes	(9,059)	(6,439)	(23,252)	(17,609)
Income tax benefit - continuing operations	(4,452)	(3,292)	(10,748)	(8,108)
Net loss from continuing operations	(4,607)	(3,147)	(12,504)	(9,501)
(Loss)/Income from discontinued operations	-	(9,809)	(200)	(8,965)

Net Loss	$(4,607)	$(12,956)	$(12,704)	$(18,466)

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the three months ended September 30,
	2010		2009
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$76,811	4.71%	$84,166	5.44%
Commercial Construction	65,634	5.31%	99,866	5.21%
Commercial Mortgages	363,660	6.16%	343,483	6.54%
Consumer Residential Construction	39,041	4.49%	54,823	6.04%
Residential Mortgages	148,022	5.75%	155,257	5.94%
Consumer	152,318	4.68%	151,062	4.59%
Total Loans	845,485	5.54%	888,657	5.82%

Loans held for sale	123,164	4.47%	85,568	5.16%
Trading and available for sale securities, at fair value	21,071	6.91%	50,975	5.66%
Interest bearing deposits	35,885	1.30%	117,878	0.11%
Restricted stock investments, at cost	7,557	0.46%	7,934	1.18%

Total earning assets	1,033,161	5.26%	1,151,012	5.50%

Allowance for loan losses	(12,447)		(11,720)
Cash and other non earning assets	302,632		302,796

Total Assets	$1,323,346		$1,442,088

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	7,468	0.68%	6,471	0.61%
Savings deposits	56,442	0.29%	56,570	0.32%
Money market deposits	138,216	0.61%	170,445	0.86%
Time deposits	792,500	2.32%	746,575	3.12%
Total interest bearing deposits	994,626	1.95%	980,061	2.55%

Borrowings	170,949	2.39%	208,944	3.76%

Total interest bearing liabilities	1,165,575	2.02%	1,189,005	2.76%

Noninterest bearing demand deposits	105,290		118,273
Other liabilities	9,206		92,432
Stockholders' Equity	43,275		42,378

Total Liabilities and Stockholders' Equity	$1,323,346		$1,442,088

Net Interest Spread		3.25%		2.39%

Net Interest Margin		2.99%		2.30%

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
First Mariner Bancorp
(Dollars in thousands)
	For the nine months ended September 30,
	2010		2009
	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate
Assets:
Loans
Commercial Loans and LOC	$78,049	5.03%	$86,525	5.49%
Commercial Construction	82,951	5.15%	102,838	5.16%
Commercial Mortgages	346,499	6.17%	332,743	6.66%
Consumer Residential Construction	43,476	5.42%	62,101	5.47%
Residential Mortgages	159,637	5.63%	149,347	5.92%
Consumer	153,007	4.66%	151,217	4.47%
Total Loans	863,619	5.56%	884,771	5.79%

Loans held for sale	92,089	4.72%	93,255	5.13%
Trading and available for sale securities, at fair value	28,753	7.23%	50,998	5.95%
Interest bearing deposits	21,124	2.36%	78,641	0.12%
Restricted stock investments, at cost	7,807	0.24%	7,714	0.11%

Total earning assets	1,013,392	5.43%	1,115,379	5.30%

Allowance for loan losses	(12,411)		(12,121)
Cash and other non earning assets	362,455		285,567

Total Assets	$1,363,436		$1,388,825

Liabilities and Stockholders' Equity:
Interest bearing deposits
NOW deposits	7,461	0.72%	6,661	0.64%
Savings deposits	56,098	0.29%	55,656	0.34%
Money market deposits	142,821	0.63%	162,675	0.84%
Time deposits	821,725	2.46%	697,013	3.45%
Total interest bearing deposits	1,028,105	2.08%	922,005	2.78%

Borrowings	178,891	2.85%	214,600	3.98%

Total interest bearing liabilities	1,206,996	2.19%	1,136,605	3.01%

Noninterest bearing demand deposits	107,294		116,643
Other liabilities	10,495		90,633
Stockholders' Equity	38,651		44,944

Total Liabilities and Stockholders' Equity	$1,363,436		$1,388,825

Net Interest Spread		3.24%		2.29%

Net Interest Margin		2.82%		2.24%

Contact: Mark A. Keidel – EVP/COO 410-558-4281